UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 19, 2005

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 19, 2005, the Personnel and Compensation Committee of the board of directors of The PNC Financial Services Group, Inc. (the Corporation) authorized the executive compensation actions described in the third paragraph of Item 5.02 of this Report, which paragraph is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c) As part of the Corporation’s One PNC initiative, William S. Demchak will take on additional oversight responsibilities for the Corporation’s institutional banking business while continuing to oversee the Corporation’s asset and liability management and equity management activities. Mr. Demchak will continue to hold the position of Vice Chairman of the Corporation; however, he will no longer be Chief Financial Officer and will cease to function as the Corporation’s principal financial officer.

Richard J. Johnson will succeed Mr. Demchak as Chief Financial Officer and will be the Corporation’s principal financial officer. The changes in Mr. Demchak’s and Mr. Johnson’s responsibilities will be effective as of the next business day following the filing of the Corporation’s second quarter 2005 Form 10-Q with the Securities and Exchange Commission (the SEC).

Mr. Demchak and Mr. Johnson continue to participate as executive officers in the Corporation’s compensation programs on a basis that takes into account their responsibilities, experience, and performance. On July 19, 2005, the Personnel and Compensation Committee of the board of directors of the Corporation determined that, in light of their new responsibilities, Mr. Demchak’s and Mr. Johnson’s base salaries will be adjusted upward and their new responsibilities will be taken into consideration when annual incentive award determinations are made for 2005. Mr. Demchak, who is one of the executive officers named in the Summary Compensation Table in the Corporation’s proxy statement for its 2005 annual meeting of shareholders, will have an increased annual base salary of $600,000, effective as of August 1, 2005. Mr. Johnson was also awarded stock options, with a grant date of July 22, 2005, in the form of the 2005 standard employee stock option agreement filed with the Corporation’s 2004 annual report on Form 10-K, and will have a change in control severance agreement on the same basis as the agreements provided to our named executive officers and certain other selected executive officers as described in our most recent proxy statement filed with the SEC.

Mr. Johnson, currently age 49, joined the Corporation in December 2002 and served as Senior Vice President and Director of Finance until his appointment as Chief Financial Officer of the Corporation. From 1999 to 2002, he served as President and Chief Executive Officer for J.P. Morgan Services. There is no family relationship as defined in the SEC’s rules between Mr. Johnson and any other executive officer or any director of the Corporation. Certain directors, executive officers, and/or their associates were customers of and had transactions with the Corporation or its subsidiaries during 2004. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more that the normal risk of collectibility or present other unfavorable features. Mr. Johnson does not have a stated term of office as an executive officer of the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: July 25, 2005	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller